Exhibit 99.1

                         Magnetek Announces Fiscal 2007
                             First-Quarter Results



    MENOMONEE FALLS, Wisc.--(BUSINESS WIRE)--Nov. 10, 2006--Magnetek, Inc. (NYSE:MAG) today reported its results for the first quarter of fiscal 2007, which ended on October 1, 2006(a).

    On October 23rd, Magnetek completed the divestiture of its Power Electronics Group (PEG), which had accounted for approximately two-thirds of the Company's reported revenue. During the first quarter of fiscal 2007, the smaller Company's continuing operations recorded revenue of $22.5 million, up 12% from $20.1 million in the first quarter of fiscal 2006. Gross profit amounted to $7.1 million (32% of sales), up 10% from $6.4 million (32% of sales) in the corresponding period a year ago. However, the continuing operations bore the entire corporate general and administrative costs of the Company during the quarter as none were allocated to discontinued operations.

    These costs, as well as interest expense on debt paid off following receipt of the divestiture proceeds in October, continued to detract from fiscal 2007 first quarter results. Consequently, the Company's continuing operations incurred an after-tax loss of $1.6 million or $.06 per share in the quarter, versus an after-tax loss of $1.2 million or $.05 per share in the prior year quarter.

    Discontinued operations, including PEG, accounted for an additional $1.6 million or $.05 per share loss in the fiscal 2007 first quarter, culminating in a net loss of $3.2 million or $.11 per share, versus a net loss of $1.1 million or $.04 per share in the first quarter of fiscal 2006.

    Subsequent to the end of the fiscal 2007 first quarter, Magnetek decided to retain its Telecom Power Systems (TPS) business as a continuing operation. As a result, TPS' results will be reclassified from discontinued operations to continuing operations beginning in the Company's fiscal 2007 second quarter. Magnetek's annual revenue is expected to exceed $100 million annually after this reclassification.

    Board and Management Changes

    At Magnetek's regular Board meeting on October 25th, Andrew G. Galef stepped down as Chairman of the Board; remains as a Magnetek director. Mitchell I. Quain, who has served as a director since 2000, was elected to succeed Mr. Galef as Chairman. Mr. Quain, 54, is currently Senior Director, ACI Capital and was formerly Vice Chairman of Investment Banking at ABN AMRO. He holds an MBA, with distinction, from the Harvard Business School. He is Chairman of the Board of Overseers of The University of Pennsylvania's School of Engineering & Applied Sciences and also serves on the University's Board of Trustees.

    Also at the October 25th Board meeting, Thomas G. Boren stepped down as Magnetek's President and Chief Executive Officer; he remains as a director. David P. Reiland, 52, was elected to succeed Mr. Boren. Mr. Reiland has been Magnetek's Chief Financial Officer since 1988 and Executive Vice President of the Company since 2001. He holds an undergraduate degree in financial management from California State University, Long Beach, and an MBA from the University of Southern California. He is also a Certified Public Accountant.

    Strategic Direction and Operating Outlook

    Due to the divestiture of its facilities in California, Magnetek's corporate headquarters has moved from the Los Angeles area to its manufacturing center located in Menomonee Falls, Wisconsin. Going forward, the Company will focus solely on digital power and motion control systems used in material-handling, people-moving, telecommunications and energy management.

    In connection with its acquisition of PEG the acquiring company assumed approximately $16 million of Magnetek's debt. Net cash proceeds from the divestiture, amounting to approximately $68 million in cash, have been used to repay all of Magnetek's remaining debt (approximately $29 million); the balance will be used to fund Magnetek's pension obligations and to support ongoing operations.

    In the first quarter of fiscal 2007, selling, general and administrative (SG&A) expense amounted to $6.7 million. Management expects contributions to the Company's pension fund, personnel reductions and other cost cuts in the current quarter to save more than $1.5 million in G&A per quarter going forward. In addition, elimination of interest expense, which amounted to $788,000 in the first quarter, plus interest income on Magnetek's current cash balances are expected to return the Company to profitability. And the ability to apply the Company's substantial operating loss carry-forwards to shelter pretax income should bring most of the profit to the bottom line.

    Magnetek as currently configured is capable of achieving double-digit revenue growth, gross profit margins of 30% or more, operating margins in the mid- to high-single digits, and consistent, positive cash flow. Although the current (December) quarter will show additional losses due primarily to restructuring costs and severance-related expenses, management expects the Company to report positive earnings and cash flow on continuing revenue growth commencing with the second half of fiscal 2007.

    Company Webcasts

    This morning, at 11:00 a.m. Eastern time, Magnetek management will host a conference call to discuss Magnetek's fiscal 2007 first-quarter results. The conference call will be broadcast live and can be accessed from the "Investor Information" page of Magnetek's website www.magnetek.com. A replay of the call will be available through November 17th by phoning 617-801-6888 (passcode: 4593944).

    Magnetek manufactures digital power and motion control systems used in material-handling, people-moving, telecommunications and energy management. The Company operates manufacturing facilities in Menomonee Falls, WI, Pittsburgh, PA, Dallas, TX and Mississauga, Ontario, Canada. On September 29, 2006, the Company reported revenue of $83.1 million for its 2006 fiscal year, ended on July 2, 2006 (a).

    (a) Magnetek's fiscal quarters end on the Sundays nearest
September 30, December 31, March 31 and June 30.

    This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's anticipated financial results for its first quarter and fiscal year ending July 2, 2006. These forward-looking statements are based on the Company's expectations and are subject to risks and uncertainties that cannot be predicted or quantified and are beyond the Company's control. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying these forward-looking statements. These risks and uncertainties include economic and market conditions, audit-related costs and findings, legal proceedings and their effects on the Company's financial results. Other factors that could cause actual results to differ materially from expectations are described in the Company's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.



                 Magnetek, Inc.
       Consolidated Results of Operations
      (in thousands except per share data)

                                                  Three months ended
                                                     (Unaudited)
                                                October 1,  October 2,
Results of Operations:                             2006       2005
----------------------------------------------------------------------
Net sales                                       $   22,514  $  20,083
Cost of sales                                       15,403     13,640
----------------------------------------------------------------------
Gross profit                                         7,111      6,443
Research and development                             1,019        962
Selling, general and administrative                  6,658      5,987
----------------------------------------------------------------------
Loss from operations                                  (566)      (506)
Interest expense, net                                  788        383
----------------------------------------------------------------------
Loss from continuing operations before provision
 for income taxes                                   (1,354)      (889)
Provision for income taxes                             276        334
----------------------------------------------------------------------
Loss from continuing operations                     (1,630)    (1,223)
Income (loss) from discontinued operations, net
 of taxes                                           (1,564)       169
----------------------------------------------------------------------
Net loss                                        $   (3,194) $  (1,054)
----------------------------------------------------------------------

Per common share - basic and diluted:
----------------------------------------------------------------------
Loss from continuing operations                 $    (0.06) $   (0.05)
Income (loss) from discontinued operations      $    (0.05) $    0.01
----------------------------------------------------------------------
Net loss                                        $    (0.11) $   (0.04)
----------------------------------------------------------------------

Weighted average shares outstanding:
 Basic                                              28,966     28,868
 Diluted                                            28,966     29,118
----------------------------------------------------------------------


                                                October 1,
                                                   2006      July 2,
Balance Sheet Data:                             (Unaudited)   2006
----------------------------------------------------------------------
Working capital (excluding current portion of
 LTD)                                           $   76,821  $  77,021
Total assets                                       228,806    232,463
Total long-term debt (including current portion)    28,376     27,455
Common stockholders' equity                         39,914     42,908


                                                  Three months ended
                                                     (Unaudited)
                                                October 1,  October 2,
Other Data:                                        2006       2005
----------------------------------------------------------------------
Depreciation and amortization                   $      542  $     652
Capital expenditures                            $       43  $     103




                            Magnetek, Inc.
                      Consolidated Balance Sheet
                           (in thousands )

                                                 October 1,
                                                    2006      July 2,
                                                 (Unaudited)   2006
                                                 ----------- ---------
 Cash                                            $      496  $     96
 Restricted cash - escrow account                    22,602    22,602
 Accounts receivable                                 14,195    13,056
 Inventories                                         10,884     9,836
 Prepaid and other current assets                     1,207       646
 Assets held for sale                               139,355   145,282
                                                 ----------- ---------
   Total current assets                             188,739   191,518

 Property, plant & equipment, net                     3,680     3,973
 Goodwill                                            28,150    28,150
 Other assets                                         8,237     8,822
                                                 ----------- ---------
   Total assets                                  $  228,806  $232,463
                                                 =========== =========

 Accounts payable                                $    8,424  $  6,996
 Accrued liabilities                                  6,893     7,992
 Accrued arbitration award                           22,602    22,602
 Liabilities held for sale                           73,999    76,907
 Current portion of long-term debt                   28,336    27,412
                                                 ----------- ---------
   Total current liabilities                        140,254   141,909

 Pension benefit obligations, net                    46,264    45,494
 Other long-term obligations                             40        43
 Deferred income taxes                                2,334     2,109

 Common stock                                           287       287
 Paid in capital in excess of par value             129,689   129,473
 Accumulated deficit                                (10,025)   (6,831)
 Accumulated other comprehensive loss               (80,037)  (80,021)
                                                 ----------- ---------
   Total stockholders' equity                        39,914    42,908

   Total liabilities and equity                  $  228,806  $232,463
                                                 =========== =========




    CONTACT: Magnetek, Inc.
             Robert Murray, 213-200-7606
             bmurray@magnetek.com